UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2009

Standard Parking Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50796	16-1171179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (312) 274-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 17, 2009, Timothy J. White was elected as a member of the Board of Directors of the Company to fill the vacancy created by the increase in the size of the Board of Directors from nine to ten members. His term commenced on June 17, 2009, and expires at the Company's 2009 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.

Mr. White is a Senior Managing Director and Co-Head of Mezzanine Investing and Head of Private Equity Investing for GSO Capital Partners LP, an alternative asset manager with over $23 billion of assets under management. Prior to joining GSO Capital Partners, Mr. White was a Managing Director in the Private Equity Group of Audax Group from 2000 to 2005. Prior to joining Audax Group, Mr. White worked at Donaldson, Lufkin and Jenrette in the Merchant Banking and Leveraged Finance divisions from 1994 to 2000. Mr. White also served as an Associate Counsel in the Office of the Independent Counsel in the United States Department of Justice and, prior to that, worked for the law firm of Davis Polk & Wardwell. Mr. White received a J.D. from Columbia University School of Law, an M. Phil. from Cambridge University and a B.A. from Brown University.

There are no arrangements or understandings between Mr. White and any other person, pursuant to which he was elected as a director. Mr. White's compensation as a director will be provided on the same basis as that provided to the Company's other non-management directors, as further described in the Company's Proxy Statement, filed April 1, 2008, at page 34. There have been no transactions between Mr. White and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. White is not currently expected to serve on any committees of the Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 17, 2009 the Board of Directors amended the Second Amended and Restated Bylaws of the Company to increase the maximum number of directors of the Company from no more than nine to no more than ten. The Board of Directors also increased by resolution the size of the Board of Directors from nine to ten members.

Item 8.01. Other Events.

The Board of Directors also nominated the following persons for election to the Board of Directors at the next annual meeting of stockholders of the Company and recommended that the stockholders of the Company vote in favor of the election of each of them: Charles L. Biggs, Karen M. Garrison, John V. Holten, Robert S. Roath, Timothy J. White, James A. Wilhelm.

On June 18, 2009 the Company issued a press release concerning the matters reported on this Form 8-K. A copy of that press release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated June 18, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation
Date: June 18, 2009	/s/ G. MARC BAUMANN G. Marc Baumann Chief Financial Officer